EXHIBIT 21

LIST OF SUBSIDIARIES

1.               InFocus Benelux BV

2.               InFocus Asia Pte, Ltd.

3.               InFocus (Shanghai) Co. Ltd.

4.               Motif, Inc.

5.               InFocus AS

6.               ASK AS

7.               InFocus Norge AS

8.               InFocus GmbH

9.               ASK Proxima AB

10.         InFocus SARL

11.         InFocus AB

12.         InFocus AG

13.         InFocus International BV

14.         Computer Added Value AB

15.         InFocus Brasil LTDA